EXHIBIT 10.35


                            INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (the "Agreement") is made and entered into as of November 6, 1996, between URS Corporation, a Delaware corporation (the "Company"), and Robert D. Glynn, Jr. (the "Indemnitee").

         WHEREAS, it is essential that the Company retain and attract as directors and executive officers the most capable persons available;

         WHEREAS, Indemnitee is an executive officer of the Company;

         WHEREAS, both the Company and Indemnitee recognize the significant risk of litigation and other claims being asserted against directors and executive officers of public companies in today's environment;

         WHEREAS, basic protection against undue risk of personal liability of directors and executive officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable costs, and Indemnitee has relied on the availability of such coverage; but there are no assurances that the Company will be able to continue to obtain such insurance on terms providing reasonable protection at reasonable cost;

         WHEREAS, the By-Laws of the Company (the "By-Laws") require the Company to indemnify directors, officers and certain other persons to the full extent permitted by law and the Indemnitee has been serving and continues to serve as a director and executive officer of the Company in part in reliance on the By-Laws; and

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, the uncertainty of maintaining satisfactory director and officer liability insurance coverage, and Indemnitee's reliance on the By-Laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the ByLaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:



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                  1.       Certain Definitions.

                           (a)  Change  in  Control:  shall  be  deemed  to have
occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

                           (b)  Claim:  any  threatened,  pending  or  completed
action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                           (c) Expenses:  include  attorneys' fees and all other
costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

                           (d)  Indemnifiable  Event:  any  event or  occurrence
related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, partnership committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

                           (e) Independent Legal Counsel: an attorney or firm of
attorneys, selected in accordance with the provisions of Section 3 hereof, who shall not have otherwise


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performed  services  for the  Company or  Indemnitee  within the last five years
(other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

                           (f) Potential  Change in Control:  shall be deemed to
have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                           (g) Reviewing Party:  any appropriate  person or body
consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

                           (h) Voting Securities:  any securities of the Company
which vote generally in the election of directors.

                  2.       Basic Indemnification Arrangement.

                           (a) In the  event  Indemnitee  was,  is or  becomes a
party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within ten (10) business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with (i) liability under Section 16(b) of the Act or under federal or state securities laws for "insider trading", (ii) conduct finally adjudged as constituting active or deliberate dishonesty or willful fraud or illegality, or (iii) conduct finally adjudged as producing an unlawful personal benefit. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification


                                       3.

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pursuant to this Agreement in connection  with any Claim initiated by Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim.

                           (b)   Notwithstanding   the   foregoing,    (i)   the
obligations of the Company under Section 2(a) hereof shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in
Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) hereof shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party within thirty days (30) after written demand for indemnification has been made under Section 2(a) hereof or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of California or the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

                  3.       Change in Control.

                           If there is a Change in Control of the Company (other
than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under the By-Laws, this Agreement or any other agreement or Company By-Law now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the


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Indemnitee  would be  permitted  to be  indemnified  under  applicable  law. The
Company shall pay the reasonable fees of the Independent Legal Counsel referred to above and fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                  4.       Establishment of Trust.

                           In the event of a Potential  Change in  Control,  the
Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid; provided that in no event shall more than $100,000 be required to be deposited in any trust created hereunder in excess of amounts deposited in respect of reasonably anticipated Expenses. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the trust shall provide that (i) the trust shall be irrevocable, (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(b) hereof, (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement, all unexpended funds in such trust shall be returned to the Company. The trustee shall be chosen by Indemnitee. Notwithstanding anything in this Agreement to the contrary, other than to the extent of the amount of funds in the trust corpus, the Company shall have no obligation to indemnify Indemnitee under this Agreement.

                  5.       Indemnification for Additional Expenses.

                           The Company shall  indemnify  Indemnitee  against any
and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within five (5) business days of such request) advance such expenses to Indemnitee which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, the By-Laws or any other agreement or Company By-Law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.



                                       5.

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                  6.       Partial Indemnity, Etc.

                           If Indemnitee is entitled under any provision of this
Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

                  7.       Burden of Proof.

                           In connection with any determination by the Reviewing
Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                  8.       No Presumptions.

                           For purposes of this  Agreement,  the  termination of
any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

                  9.       Nonexclusivity, Etc.

                           The rights of the  Indemnitee  hereunder  shall be in
addition to any other rights Indemnitee may have under the By-Laws or the Delaware General Corporation Law (the "Law") or otherwise. To the extent that a change in the Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.



                                       6.

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                  10.      Liability Insurance.

                           To the  extent the  Company  maintains  an  insurance
policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

                  11.      Period of Limitations.

                           No  legal  action  shall be  brought  and no cause of
action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

                  12.      Amendments, Etc.

                           No  supplement,  modification  or  amendment  of this
Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  13.      Subrogation.

                           In the event of  payment  under this  Agreement,  the
Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  14.      No Duplication of Payments.

                           The Company shall not be liable under this  Agreement
to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Company By-Laws or otherwise) of the amounts otherwise indemnifiable hereunder.

                  15.      Binding Effect, Etc.

                           This Agreement shall be binding upon and inure to the
benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal


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


representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an executive officer or director of the Company or of any other enterprise at the Company's request.

                  16.      Severability.

                           The provisions of this  Agreement  shall be severable
in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

                  17.      Governing Law.

                           This Agreement shall be governed by and construed and
enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

         In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.


                                        URS CORPORATION



                                        By:  /s/  Kent P. Ainsworth
                                           -------------------------------------
                                            Kent P. Ainsworth
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary


                                        INDEMNITEE



                                             /s/  Robert D. Glynn, Jr.
                                           -------------------------------------
                                             Robert D. Glynn, Jr.




                                       8.